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Building One Services Corporation
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                                                                    Exhibit 5.01



July 16, 1999


Building One Services Corporation
800 Connecticut Avenue, N.W., Suite 1111
Washington, DC 20006

Re:  Registration Statement on Form S-4 Relating to the Exchange Offer for
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     10 1/2%  Senior Subordinated Notes in the Aggregate Principal Amount of
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     $200,000,000
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Dear Ladies and Gentlemen:

I have acted as general counsel to Building One Services Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4, File No. 333-81737 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offer to exchange (the "Exchange Offer") $200 million aggregate principal amount of the Company's 10 1/2% Senior Subordinated Notes (the "Securities") guaranteed by each of the Company's directly and indirectly owned subsidiaries named in the Indenture (defined below) or in the Supplemental Indenture (defined below) (the "Subsidiary Guarantors") for outstanding 10 1/2% Senior Subordinated Notes in the aggregate principal amount of $200 million issued by the Company in a private placement on April 30, 1999 and guaranteed by the Guarantors. The Subsidiary Guarantors have jointly and severally guaranteed the Company's obligations under the Securities and the Indenture on a senior subordinated basis. Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In connection herewith, I have examined originals or copies of (i) the Registration Statement, (ii) the Indenture, dated as of April 30, 1999 (the "Indenture"), between the Company, certain of the Subsidiary Guarantors and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"), (iii) the Supplemental Indenture, dated as of July 16, 1999 (the "Supplemental Indenture"), between the Company, the Subsidiary Guarantors and the Trustee,
(iii) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, as amended to date, and (iv) records of certain corporate proceedings of the Company and the Subsidiary Guarantors relating to, among other things, the Securities. In addition, I have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinion hereinafter expressed.
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Building One Services Corporation
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In our examination of the aforesaid documents, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents. In addition, in rendering my opinions with respect to those Subsidiary Guarantors that are incorporated in states other than Delaware and Pennsylvania, I have assumed that the laws of the states in which the Subsidiary Guarantors are incorporated are the same as the laws of the states of Pennsylvania or Delaware.

In rendering the opinion set forth below, I have also assumed that the (i) the Registration Statement, and any amendments thereto, will have become effective,
(ii) all Securities will have been issued in compliance with applicable federal and state securities laws, (iii) the Trustee is validly existing with all requisite power and authority to enter into the Indenture and perform its obligations thereunder, (iv) the Indenture and the Supplemental Indenture have been duly executed and delivered by the Trustee and the Indenture, as supplemented by the Supplemental Indenture, will have become qualified under the Trust Indenture Act of 1939, as amended, and (v) the Securities will have been duly executed by the Company, authenticated by the Trustee, and issued and delivered against receipt of the consideration therefor approved by the Company, in each case as provided in the Indenture.

Based upon and subject to the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, I am of the opinion that the Securities, when issued and delivered will constitute valid and binding obligations of the Company and that the guarantees of the Securities, once the Securities are issued and delivered, of the Subsidiary Guarantors will be valid and binding obligations of the Subsidiary Guarantors.

I hereby consent to the use of my name in the Registration Statement, in the related prospectus as the same appears under the caption "Legal Matters" and in any supplement to such prospectus, and to the use of this opinion as an exhibit to the Registration Statement.


Very Truly Yours,


    /s/ F. Traynor Beck
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F. Traynor Beck
Executive Vice-President,
General Counsel and Secretary